As filed with the Securities and Exchange Commission on April 30, 2024
Registration No. 333-271486
Registration No. 333-261061

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON,

D.C. 20549
Post-Effective Amendment No. 2 to Form S-8 Registration Statement No.

333-271486
Post-Effective Amendment No. 2 to Form S-8 Registration Statement No.

333-261061
UNDER
THE SECURITIES ACT OF 1933
VAXXINITY

,

INC.
(Exact name of Registrant as Specified in Its Charter)
Delaware 86-2083865
( State or other jurisdiction of
Incorporation or organization)
(I.R.S. Employer
Identification No.)
505 Odyssey Way
Merritt Island, Florida 32953
(Address of Principal Executive Offices)
Vaxxinity,

Inc. 2021 Stock Option and Grant Plan
Vaxxinity,

Inc. 2021 Omnibus Incentive Compensation Plan
Vaxxinity,

Inc. 2021 Employee Stock Purchase Plan
Non-Qualified Stock Option Award

Agreements for Mei Mei Hu
Non-Qualified Stock Option Award

Agreement for Lou Reese
(Full title of the plans)
Mei Mei Hu
Chief Executive Officer
Vaxxinity,

Inc.
500 Odyssey Way
Merritt Island, Florida 32953
(254) 244-5739
(Name, address and telephone number, including area

code, of agent for service)
Copies to:
Courtney M.W.

Tygesson
Amanda Weiss
110 N. Wacker

Dr.
Suite 4200
Sumita Ray, J.D.
Chief Legal, Compliance & Administrative Officer
Vaxxinity,

Inc.
500 Odyssey Way

Chicago, Illinois 60606
(312)

881-6500
Merritt Island, Florida 32953
(254)

244-5739
Indicate by check

mark whether the

registrant is a

large accelerated

filer, an

accelerated filer,

a non-accelerated
filer, a

smaller reporting

company or

an emerging

growth company.

See the definitions

of “large

accelerated filer,”
“accelerated filer,”

“smaller reporting

company,”

and

“emerging

growth company”

in Rule 12b

-2 of

the Exchange
Act.
Large accelerated filer
☐
Accelerated filer
☐
Non-accelerated filer
☒
Smaller reporting company
☒

Emerging growth company
☒
If an

emerging

growth

company,

indicate

by

check

mark if

the

registrant

has elected

not

to

use

the

extended
transition

period

for

complying

with

any

new

or

revised

financial

accounting

standards

provided

pursuant

to
Section 7(a)(2)(B) of the Securities Act.

☐

DEREGISTRATION OF

SECURITIES
Vaxxinity

,

Inc., a Delaware

corporation (the “
Company
”), is filing

these post-effective amendments (these “
Post-
Effective

Amendments
”)

to the

following

Registration

Statements

on Form

S-8

(each,

a “
Registration

Statement
”
and collectively, the “ Registration Statements
”), which

have been previously

filed by

the Company with

the Securities
and Exchange

Commission (the

“
SEC
”), to deregister

any and

all shares of

the Company’s

Class A common

stock,
par value $0.0001 per share (“ Class A Common Stock ”), registered but unsold or otherwise unissued under each such
Registration Statement as of the date hereof:
● Registration Statement on
Form S-8

(File No. 333-271486), filed with the SEC on April 28, 2023, as amended by that certain
Post-Effective Amendment No. 1
, filed with the SEC on May 5, 2023, registering
3,186,306 shares of Class A
Common Stock issuable under the Vaxxinity,

Inc. Omnibus Incentive
Compensation Plan (the “ 2021 Omnibus Incentive Plan
”); and

● Registration Statement on
Form S-8

(File No. 333-261061),

filed with the SEC on November 15, 2021, as
amended by that certain
Post-Effective Amendment No. 1
, filed with the SEC on April 28, 2023,
registering 14,351,892 shares of Class A
Common Stock issuable under the Vaxxinity,

Inc. 2021 Stock
Option and Grant Plan, 8,700,000 shares of Class A Common Stock issuable under the 2021 Omnibus
Incentive Plan, 2,300, 000 shares of Class A
Common Stock issuable under the Vaxxinity,

Inc. 2021
Employee Stock Purchase Plan,

3,370,621 shares of Class
A Common Stock issuable under the Vaxxinity,
Inc. Non-Qualified Stock Option Award

Agreements for Mei Mei Hu, and 2,991,835 shares of Class
A
Common Stock issuable under the Vaxxinity,

Inc. Non-Qualified Stock Option Award

Agreements for Lou
Reese.
On April

19, 2024,

the Company announced

its intention

to voluntarily

delist its

Class A

Common Stock

from
the Nasdaq

Stock Market

LLC (“
Nasdaq
”) and

to deregister

its Class

A Common

Stock under

Section 12(b)

of the
Securities Exchange Act

of 1934, as amended

(the “
Exchange Act
”). On April 29,

2024, the Company

filed a Form
25

with

the

SEC

to

remove

its

Class

A

Common

Stock

from

listing

and

registration

on

Nasdaq.

Following

the
effectiveness of the Form 25, the Company intends

to file a Form 15 with

the SEC to suspend its reporting obligations
under the Exchange Act.
In connection with

the Company’s voluntary decision to

delist

and deregister its

Class A Common

Stock,

by filing
these Post-Effective Amendments, the

Company has terminated any and

all offerings of its

securities pursuant to the
Registration

Statements.

Accordingly,

the

Company

hereby

terminates

the

effectiveness

of

each

Registration
Statement and, in accordance with

an undertaking made by the

Company in Part II of each

Registration Statement to
remove from registration, by means of

post-effective amendment, removes from

registration any and all securities of
the Company registered for issuance but remain unsold or otherwise unissued under the Registration Statements as of the date hereof.

SIGNATURES
Pursuant

to

the

requirements

of

the

Securities

Act

of

1933,

as

amended,

the

Company

certifies

that

it

has
reasonable grounds to

believe that

it meets all

of the requirements

for filing on

Form S-8 and

has duly caused

these
Post-Effective Amendments

to be

signed on its

behalf by

the undersigned,

thereunto duly

authorized, in

the City of
Merritt Island, State of Florida,

on April 30, 2024.

VAXXINITY

,

INC.

By: /s/ Mei Mei Hu

Mei Mei Hu
Chief Executive Officer
No

other

person

is

required

to

sign

these

Post-Effective

Amendments

in

reliance

upon

Rule 478

under

the
Securities Act of 1933, as amended.